Exhibit 8.3

KNOT Offshore Partners LP 2 Queen’s Cross Aberdeen, Aberdeenshire AB15 4YB United Kingdom

Our reference:	7571494/1	Oslo, 15 May 2014
Responsible lawyer:	Henning Naas

RE: KNOT OFFSHORE PARTNERS LP REGISTRATION STATEMENT ON FORM F-3

Ladies and Gentlemen:

The undersigned Advokatfirmaet Thommessen AS (“Thommesssen”) is writing as Norwegian tax counsel to KNOT Offshore Partners LP (the “Partnership”), a Marshall Islands limited partnership. You have provided us with a prospectus (the “Prospectus”), forming part of the Registration Statement on Form F-3, dated May 15, 2014 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time by the Partnership of:

(1)	common units representing limited partner interests in the Partnership;

(2)	other classes of units representing limited partner interests in the Partnership; and

(3)	debt securities of the Partnership, which may be senior debt securities or subordinated debt securities (such securities, together with the units described in clauses (1) and (2), the “Securities”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the Registration Statement or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification. Consequently, we do not accept any responsibility whatsoever to any party in the event there are factual inaccuracies in these representations and statements that affect our opinion.

We are opining herein as to the effect on the subject transaction only of the income tax laws of the Kingdom of Norway, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Norwegian laws, foreign laws, the laws of any state or any other jurisdiction. We hereby confirm that all statements of law and legal conclusions with respect thereto contained in the discussion in the Prospectus under the caption “Non-United States Tax Considerations—Norwegian Tax Consequences” constitute the opinion of Thommessen with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications and limitations set forth therein. No opinion is expressed as to any matter not discussed therein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Norwegian Tax Administration and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

You should be aware that the practices followed by the Norwegian Tax Administration are not well defined in all areas. Thommessen is therefore not able to guarantee that the Norwegian Tax Administration will concur with this opinion.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law, including persons purchasing Securities pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the use of our name under the captions “Non-United States Tax Considerations—Norwegian Tax Consequences” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Yours sincerely

Advokatfirmaet Thommessen AS

/s/ HENNING NAAS

Henning Naas

Advokat